Exhibit (h)(8)

AMENDMENT

TO THE FUND SERVICING AGREEMENT BETWEEN

FLEXSHARES TRUST AND JPMORGAN CHASE BANK, N.A.

THIS AMENDMENT (the “Amendment”) is made and effective as of             , 2018 by FlexShares Trust, severally and for and on behalf of each Fund (as defined in the Agreement) and JPMorgan Chase Bank, N.A., (“J.P. Morgan”), to the Fund Servicing Agreement (the “Agreement”), dated September 15, 2011, as amended, between FlexShares Trust, severally and for and on behalf of each Fund (as defined in the Agreement) and J.P. Morgan.

WHEREAS, FlexShares Trust and J.P. Morgan entered into the Agreement pursuant to which J.P. Morgan was appointed to provide fund administration services, and the parties now wish to amend Appendix A of the Agreement.

NOW, THEREFORE in consideration of the mutual agreements contained herein, the FlexShares Trust and J.P. Morgan agree as follows:

1.	Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4.	Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

This Amendment may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Amendment supersedes all prior agreements and understandings relating to the subject matter hereof. References to the Agreement shall be to the Agreement as amended by this Amendment.

THIS AMENDMENT WILL BE CONSTRUED, REGULATED, AND ADMINISTERED UNDER THE LAWS OF THE UNITED STATES OR STATE OF NEW YORK, AS APPLICABLE, WITHOUT REGARD TO NEW YORK’S PRINCIPLES REGARDING CONFLICT OF LAWS, EXCEPT THAT THE FOREGOING SHALL NOT REDUCE ANY STATUTORY RIGHT TO CHOOSE NEW YORK LAW OR FORUM.

[signature page follows]

IN WITNESS WHEREOF, FlexShares Trust and J.P. Morgan have caused their names to be signed by their respective officers thereunto duly authorized, in each case, as of the date first above written.

FLEXSHARES TRUST

By:
Name: Peter K. Ewing
Title: President

JPMORGAN CHASE BANK, N.A.

By:
Name: Lisa Pak
Title: Vice President

APPENDIX A

AS OF             , 2018

TO THE FUND SERVICING AGREEMENT BETWEEN

FLEXSHARES TRUST

AND JPMORGAN CHASE BANK, N.A.

1. FlexShares®	Morningstar US Market Factor Tilt Index Fund

2. FlexShares®	Morningstar Developed Markets ex-US Factor Tilt Index Fund

3. FlexShares®	Morningstar Emerging Markets Factor Tilt Index Fund

4. FlexShares®	Morningstar Global Upstream Natural Resources Index Fund

5. FlexShares®	iBoxx 3-Year Target Duration TIPS Index Fund

6. FlexShares®	iBoxx 5-Year Target Duration TIPS Index Fund

7. FlexShares®	Ready Access Variable Income Fund

8. FlexShares®	Quality Dividend Index Fund

9. FlexShares®	International Quality Dividend Index Fund

10. FlexShares®	Quality Dividend Defensive Index Fund

11. FlexShares®	International Quality Dividend Defensive Index Fund

12. FlexShares®	Quality Dividend Dynamic Index Fund

13. FlexShares®	International Quality Dividend Dynamic Index Fund

14. FlexShares®	STOXX® Global Broad Infrastructure Index Fund

15. FlexShares®	Global Quality Real Estate Index Fund

16. FlexShares®	Disciplined Duration MBS Index Fund

17. FlexShares®	Credit-Scored US Corporate Bond Index Fund

18. FlexShares®	Credit-Scored US Long Corporate Bond Index Fund

19. FlexShares®	US Quality Large Cap Index Fund

20. FlexShares®	Currency Hedged Morningstar DM ex-US Factor Tilt Index Fund

21. FlexShares®	Currency Hedged Morningstar EM Factor Tilt Index Fund

22. FlexShares®	Real Assets Allocation Index Fund

23. FlexShares®	STOXX® US ESG Impact Index Fund

24. FlexShares®	STOXX® Global ESG Impact Index Fund

25. FlexShares®	Core Select Bond Fund

26. FlexShares®	High Yield Value-Scored US Bond Index Fund